Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@tivityhealth.com

TIVITY HEALTH REPORTS THIRD-QUARTER 2017 RESULTS
———————————
RAISES 2017 FINANCIAL GUIDANCE

NASHVILLE, Tenn. (October 26, 2017) – Tivity Health, Inc. (NASDAQ: TVTY) today announced financial results for the third quarter and nine months ended September 30, 2017.

Third-Quarter 2017 Financial Highlights

•	Revenues increased by 10.1% to $137.7 million driven by growth in all three of the Company's product lines. This compares to revenues of $125.0 million for the third quarter of 2016.

•
Net income from continuing operations was $19.9 million, or $0.46 per diluted share, compared with $4.8 million, or $0.12 per diluted share, for the third quarter of 2016. Results for the third quarter of 2017 include an effective income tax rate of 34.3%. Adjusted net income from continuing operations for the third quarter of 2016 was $11.9 million, or $0.31 per diluted share, which excludes income tax expense related to the first half of 2016, restructuring charges, business separation costs and income attributable to the reversal of deferred tax asset valuation allowance. See pages 9-12 for a reconciliation of non-GAAP financial measures.

•
Weighted average diluted shares outstanding increased 13.3% to 43.5 million compared with the third quarter of 2016. The most significant factor driving the diluted share count increase was the 76% increase in the Company's weighted average stock price for the third quarter of 2017 compared with the third quarter of 2016.

•
EBITDA was $35.3 million or 25.7% of revenue. EBITDA for the third quarter of 2016 was $24.4 million, and adjusted EBITDA was $26.2 million, or 21.0% of revenue, which excluded restructuring costs and business separation costs.

•
Cash flow from operations was $33.6 million, and free cash flow totaled $31.8 million. Net funded debt was $151.3 million and the ratio of total debt to trailing 12 months EBITDA, as calculated under the Company's credit facility, improved to 1.2, compared with 1.9 at the end of 2016. At September 30, 2017, the Company had cash and cash equivalents of $4.9 million.

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TVTY Reports Third-Quarter Results

October 26, 2017

TIVITY HEALTH, INC.
Financial Highlights
(Dollars in millions, except per-share data)
See pages 9-12 for a reconciliation of non-GAAP financial measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$137.7	$125.0	$417.6	$376.1
Per diluted share:
Net income from continuing operations, GAAP basis	$0.46	$0.12	$1.25	$1.17
Income tax expense related to six months ended June 30, 2016	-	0.41	-	0.42
Reversal of deferred tax valuation allowance	-	(0.25)	-	(0.26)
Business separation expense	-	0.01	0.02	0.01
Restructuring charges	-	0.02	0.01	0.02
Adjusted net income from continuing operations, non-GAAP basis	$0.46	$0.31	$1.28	$1.36
Weighted average diluted common shares outstanding (in thousands)	43,527	38,421	42,253	37,505

"We are very pleased with the substantial growth in earnings and our overall operating and financial performance for the third quarter," said Donato Tramuto, Tivity Health's Chief Executive Officer. "This performance reflects consistent execution by our colleagues throughout the Company and the power of our brand and has enabled us to raise our financial guidance for 2017. Although multiple hurricanes in September and October disrupted our members and networks in the affected areas, we believe the value our members place on the SilverSneakers® brand and on the program, to some degree mutes the impact of that disruption. This value is tangibly evident in our annual member surveys, as well as in SilverSneakers' high Net Promoter Score.

"In addition to our strong financial performance for the quarter, we have seen continuing success in targeted initiatives designed to increase member awareness of our services through our social media presence, which is part of our broader marketing strategy. We will continue our work on these projects in the fourth quarter during the height of the Medicare Advantage open enrollment period. In 2018, we look forward to scaling the best of these projects that we believe will increase our growth rate beyond historical levels by increasing member enrollment and participation."

Adam Holland, Tivity Health's Chief Financial Officer, added, "Our third quarter margin profile improved from the first half of 2017 due to lower than anticipated operating costs, primarily due to the average cost of member visits, and from reduced investment expenses due to timing. Our revised financial guidance incorporates previously discussed higher spending in the fourth quarter to support the Medicare Advantage open enrollment period, other planned marketing initiatives and a modest increase in spending on information technology. During the fourth quarter, we expect to continue reducing funded debt and building our cash position, concurrent with ongoing investments to drive increased member awareness and engagement."

2017 Financial Guidance

Tivity Health announced today that, based on results for the first nine months of the year and the Company's outlook for the remainder of 2017, it has raised its financial guidance for 2017, as follows:

•	revenues in a range of $555 million to $557 million, compared with the previous range of $550 million to $558 million;
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TVTY Reports Third-Quarter Results

October 26, 2017

•	adjusted EBITDA in a range of $126 million to $128 million, compared with the previous range of $119 million to $123 million; and
•	adjusted earnings per diluted share in a range of $1.58 to $1.61, compared with the previous range of $1.50 to $1.58.

The guidance for adjusted EBITDA and adjusted earnings per diluted share reflects the exclusion of pre-tax restructuring and business separation expenses totaling $2.4 million that were incurred in the first quarter of 2017.  See page 12 for a reconciliation of adjusted earnings per diluted share guidance to earnings per diluted share guidance.  The Company does not provide a reconciliation of adjusted EBITDA guidance because certain information required for such reconciliation is not determinable with reasonable certainty.

This guidance for 2017 now includes the following assumptions:

•	depreciation and amortization expense of approximately $3 million;
•	total interest expense of approximately $16 million;
•	a federal income tax rate for the remainder of the year of approximately 39%;
•	weighted average diluted shares outstanding of approximately 42.7 million for the full year, with an expected fourth quarter diluted share count of approximately 43.9 million;
•	free cash flow of approximately $95 million; and
•	capital expenditures of approximately $6 million.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.tivityhealth.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.tivityhealth.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 6062340, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings, revenues and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the risks associated with recent changes in the Company's senior management team;
•	the Company's ability to sign and implement new contracts for its solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company's products and services;
•	the Company's ability to develop new products;
•
the Company's ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company's industry and/or business and to accurately forecast the related impact on the Company's revenues and earnings;

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TVTY Reports Third-Quarter Results

October 26, 2017

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•
the Company's ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company's programs in a manner and within the timeframe anticipated by the Company;

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or protected health information and lead to enforcement actions, fines, and litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company's resources;
•	the ability of the Company's customers to maintain the number of covered lives enrolled in the plans during the terms of its agreements;
•	counterparty risk associated with the Company's cash convertible notes hedges;
•
the risks associated with valuation of the cash convertible notes hedges and the cash conversion derivative, which may result in volatility to the Company's consolidated statements of comprehensive income (loss) if these transactions do not completely offset one another;

•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare or Medicare Advantage;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact on the Company's operations and/or demand for its services of future state and federal legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010;

•	current geopolitical turmoil, the continuing threat of domestic or international terrorism, and the potential emergence of a health pandemic or infectious disease outbreak; and
•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation's leading fitness program for older adults, Prime® Fitness and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 14.5 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers.  Learn more at www.tivityhealth.com.
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TVTY Reports Third-Quarter Results

October 26, 2017

TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS

	September 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$4,908	$1,602
Accounts receivable, net	53,833	50,424
Prepaid expenses	3,571	3,409
Other current assets	2,124	2,250
Cash convertible notes hedges, current	166,473	—
Income taxes receivable	—	426
Total current assets	230,909	58,111

Property and equipment:
Leasehold improvements	10,374	10,144
Computer equipment and related software	22,490	23,024
Furniture and office equipment	8,184	8,670
Capital projects in process	3,311	2,079
	44,359	43,917
Less accumulated depreciation	(34,173)	(35,586)
	10,186	8,331

Other assets	13,436	6,688
Cash convertible notes hedges, long-term	—	48,361
Long-term deferred tax asset	38,556	59,562
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Total assets	$656,816	$544,782

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TVTY Reports Third-Quarter Results

October 26, 2017

TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2017	December 31, 2016
Current liabilities:
Accounts payable	$27,121	$26,029
Accrued salaries and benefits	10,543	18,686
Accrued liabilities	31,926	33,623
Other current liabilities	731	397
Cash conversion derivative, current	166,473	—
Current portion of long-term debt	144,064	46,046
Current portion of long-term liabilities	2,709	7,582
Total current liabilities	383,567	132,363

Long-term debt	4,955	164,297
Cash conversion derivative, long-term	—	48,361
Other long-term liabilities	5,606	10,463

Stockholders' equity:

Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 39,551,278 and 38,933,580 shares outstanding, respectively	39	39
Additional paid-in capital	348,462	341,270
Accumulated deficit	(57,631)	(119,327)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	—	(4,502)
Total stockholders' equity	262,688	189,298
Total liabilities and stockholders' equity	$656,816	$544,782

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TVTY Reports Third-Quarter Results

October 26, 2017

TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except earnings (loss) per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues	$137,703	$125,049	$417,588	$376,065
Cost of services (exclusive of depreciation and amortization of $699, $1,334, $2,003 and $4,548, respectively, included below)	94,539	89,153	296,009	269,411
Selling, general & administrative expenses	7,838	10,406	24,376	29,924
Depreciation and amortization	850	1,603	2,426	5,352
Restructuring and related charges	(16)	1,129	669	1,170

Operating income	34,492	22,758	94,108	70,208
Interest expense	4,203	4,833	12,167	13,115

Income before income taxes	30,289	17,925	81,941	57,093
Income tax expense	10,403	13,126	29,334	13,126

Net income from continuing operations	19,886	4,799	52,607	43,967
Income (loss) from discontinued operations, net of income tax	6,519	49,075	2,625	(179,482)
Net income (loss)	26,405	53,874	55,232	(135,515)
Less: net income attributable to non-controlling interest	—	80	—	496
Net income (loss) attributable to Tivity Health, Inc.	$26,405	$53,794	$55,232	$(136,011)

Earnings (loss) per share attributable to Tivity Health, Inc. - basic:
Continuing operations	$0.50	$0.13	$1.34	$1.21
Discontinued operations	$0.17	$1.32	$0.07	$(4.94)
Net income (loss)	$0.67	$1.45	$1.41	$(3.73)

Earnings (loss) per share attributable to Tivity Health, Inc. - diluted:
Continuing operations	$0.46	$0.12	$1.25	$1.17
Discontinued operations	$0.15	$1.28	$0.06	$(4.80)
Net income (loss)	$0.61	$1.40	$1.31	$(3.63)

Comprehensive income (loss)	$26,405	$54,096	$59,734	$(134,411)

Weighted average common shares
and equivalents:
Basic	39,443	37,037	39,254	36,441
Diluted	43,527	38,421	42,253	37,505

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TVTY Reports Third-Quarter Results

October 26, 2017

TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income from continuing operations	$52,607	$43,967
Net income (loss) from discontinued operations	2,625	(179,482)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of business acquisitions:
Depreciation and amortization	2,446	30,319
Amortization of deferred loan costs	2,318	1,645
Amortization of debt discount	5,941	5,618
Share-based employee compensation expense	5,019	15,367
(Gain) loss on sale of TPHS business	(4,782)	195,772
Loss on release of cumulative translation adjustment	3,044	—
Equity in income from joint ventures	—	(271)
Deferred income taxes	27,545	(89,013)
(Increase) decrease in accounts receivable, net	(2,986)	1,837
Decrease in other current assets	2,035	5,548
Decrease in accounts payable	(1,247)	(3,698)
Decrease in accrued salaries and benefits	(10,925)	(5,457)
(Decrease) increase in other current liabilities	(7,487)	1,568
Other	(2,525)	(5,642)
Net cash flows provided by operating activities	$73,628	$18,078

Cash flows from investing activities:
Acquisition of property and equipment	$(3,974)	$(12,860)
Investment in joint ventures	—	(1,298)
Proceeds from sale of MeYou Health	—	5,156
Payments related to sale of TPHS business	—	(27,469)
Other	—	(787)
Net cash flows used in investing activities	$(3,974)	$(37,258)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	330,700	396,491
Payments of long-term debt	(400,945)	(385,188)
Payments related to tax withholding for share-based compensation	(1,798)	(4,962)
Exercise of stock options	4,314	8,747
Deferred loan costs	(2,452)	(424)
Change in cash overdraft and other	2,083	2,556
Net cash flows (used in) provided by financing activities	$(68,098)	$17,220

Effect of exchange rate changes on cash	$1,750	$817

Less: net increase in discontinued operations cash and cash equivalents	$—	$(1,637)

Net increase in cash and cash equivalents	$3,306	$494

Cash and cash equivalents, beginning of period	$1,602	$233

Cash and cash equivalents, end of period	$4,908	$727

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TVTY Reports Third-Quarter Results

October 26, 2017

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
 (Unaudited)

Reconciliation of Adjusted EBITDA from Continuing Operations, Non-GAAP Basis to Net Income from Continuing Operations, GAAP Basis
 (In thousands)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016
Adjusted EBITDA from continuing operations, non-GAAP basis (1)	$35,326	$26,204
Business separation costs (2)	—	(714)
Restructuring charges (3)	16	(1,129)
EBITDA from continuing operations, non-GAAP basis (4)	$35,342	$24,361
Depreciation and amortization	(850)	(1,603)
Interest expense	(4,203)	(4,833)
Income tax expense	(10,403)	(13,126)
Net income from continuing operations, GAAP basis	$19,886	$4,799

(1)
Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes business separation costs and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

(2)
Business separation costs consists of pre-tax charges of $714,000 for the three months ended September 30, 2016 related to the separation of the Network Solutions business from the disposed total population health business.

(3)
Restructuring charges consists of pre-tax charges of ($16,000) and $1,129,000 for the three months ended September 30, 2017 and 2016, respectively, associated with the 2016 restructuring of corporate support infrastructure.

(4)
EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

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TVTY Reports Third-Quarter Results

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Reconciliation of Adjusted Net Income from Continuing Operations
Per Share ("EPS"), Non-GAAP Basis to EPS, GAAP Basis

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted EPS, non-GAAP basis (5)	$0.46	$0.31	$1.28	$1.36
EPS (loss) attributable to income tax expense related to six months ended June 30, 2016 (6)	—	(0.41)	—	(0.42)
EPS attributable to reversal of deferred tax asset valuation allowance (7)	—	0.25	—	0.26
EPS (loss) attributable to business separation costs (8)	—	(0.01)	(0.02)	(0.01)
EPS (loss) attributable to restructuring charges (9)	—	(0.02)	(0.01)	(0.02)
EPS, GAAP basis	$0.46	$0.12	$1.25	$1.17

(5)
Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to income tax expense related to the six months ended June 30, 2016, the reversal of deferred tax asset valuation allowance, business separation costs, and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(6)
EPS (loss) attributable to income tax expense related to six months ended June 30, 2016 totals $15,602,000 and is related to the incremental tax provision for the first half of 2016, a period in which no income tax provision was recorded as a result of off-setting tax benefits on losses from discontinued operations.

(7)
EPS attributable to the reversal of a deferred tax asset valuation allowance during the three months ended September 30, 2016 totals $9,615,000 and is due to a reversal of a deferred tax asset valuation allowance recorded in the fourth quarter of 2015.

(8)
EPS (loss) attributable to business separation costs consists of pre-tax charges of $1,639,000 for the nine months ended September 30, 2017 and $714,000 for each of the three and nine months ended September 30, 2016 related to the separation of the Network Solutions business from the disposed total population health business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(9)
EPS (loss) attributable to restructuring charges consists of pre-tax charges of $669,000 for the nine months ended September 30, 2017 and $1,129,000 for each of the three and nine months ended September 30, 2016, respectively, associated with the 2016 restructuring of corporate support infrastructure.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate

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TVTY Reports Third-Quarter Results

October 26, 2017

Reconciliation of Adjusted Net Income from Continuing Operations, Non-GAAP Basis to
Net Income from Continuing Operations, GAAP Basis (in thousands)

Three Months Ended September 30, 2016
Adjusted net income from continuing operations, non-GAAP basis (10)	$11,900
Net loss attributable to income tax expense related to six months ended June 30, 2016 (11)	(15,602)
Net income attributable to reversal of deferred tax asset valuation allowance (12)	9,615
Net loss attributable to business separation costs (13)	(432)
Net loss attributable to restructuring charges (14)	(682)
Net income from continuing operations, GAAP basis	$4,799

(10)
Adjusted net income from continuing operations is a non-GAAP financial measure.  The Company excludes net loss attributable to income tax expense related to the six months ended June 30, 2016, the reversal of deferred tax asset valuation allowance, business separation costs, and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted net income from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States

(11)
Net loss attributable to income tax expense related to six months ended June 30, 2016 is related to the incremental tax provision for the first half of 2016, a period in which no income tax provision was recorded as a result of off-setting tax benefits on losses from discontinued operations.

(12)
Net income attributable to the reversal of a deferred tax asset valuation allowance is due to a reversal during the three months ended September 30, 2016 of a deferred tax asset valuation allowance recorded in the fourth quarter of 2015.

(13)
Net loss attributable to business separation costs consists of pre-tax charges of $714,000 related to the separation of the Network Solutions business from the disposed total population health business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(14)
Net loss attributable to restructuring charges consists of pre-tax charges of $1,129,000 associated with the 2016 restructuring of corporate support infrastructure.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

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TVTY Reports Third-Quarter Results

October 26, 2017

Reconciliation of Adjusted EPS Guidance, Non-GAAP Basis
to EPS Guidance, GAAP Basis

Fiscal Year Ending December 31, 2017
Adjusted EPS guidance, non-GAAP basis (15)	$1.58 - 1.61
EPS (loss) guidance attributable to business separation costs (16)	(0.02)
EPS (loss) guidance attributable to restructuring charges (17)	(0.01)
EPS guidance, GAAP basis	$1.55 – 1.58

(15) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to business separation expenses and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(16) EPS (loss) guidance attributable to business separation costs consists of pre-tax charges of $1,639,000 related to the separation of the Network Solutions business from the disposed total population health business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(17) EPS (loss) guidance attributable to restructuring charges consists of pre-tax charges of $737,000 associated with the 2016 restructuring of corporate support infrastructure.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

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